UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 8, 2021

Perdoceo Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PRDO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of September 8, 2021, Perdoceo Education Corporation (the “Company”) and the subsidiary guarantors thereunder entered into a Credit Agreement (the “Credit Agreement”) with Wintrust Bank N.A. (“Wintrust”), in its capacities as the sole lead arranger, sole bookrunner, the administrative agent and L/C Issuer for the lenders from time to time parties thereto.

The Credit Agreement provides the Company with the benefit of a $125,000,000 senior secured revolving credit facility. Various other domestic subsidiaries of the Company are guarantors under the Credit Agreement. At the time of its effectiveness, no revolving loans were drawn under the Credit Agreement, but certain letters of credit issued under the Prior Credit Agreement (as defined below) will be deemed to be letters of credit issued under the Credit Agreement.

The Credit Agreement replaced the $50,000,000 revolving credit facility set forth in the Credit Agreement dated as of December 27, 2018 (the “Prior Credit Agreement”) among the Company, its wholly owned subsidiary, CEC Educational Services, LLC (“CEC-ES”), the subsidiary guarantors thereunder, and BMO Harris Bank N.A., which was scheduled to mature on January 20, 2022.

The $125,000,000 revolving credit facility under the Credit Agreement is scheduled to mature on September 8, 2024. So long as no default has occurred and other conditions have been met, the Company may request an increase in the aggregate commitment in an amount not to exceed $50,000,000. The Credit Agreement provides that (i) accrued interest is payable at (x) the greater of (A) the rate of interest announced or otherwise established by the administrative agent as its prime commercial rate and (B) 4% minus (y) 1%, on the last business day of each month in arrears; (ii) accrued commitment fees are payable quarterly in arrears; (iii) principal is payable at maturity; (iv) the Company may prepay amounts outstanding, or terminate or reduce the commitments, under the Credit Agreement upon same day or five business days’ prior notice, respectively, in each case without premium or penalty; and (v) the loans and letter of credit obligations thereunder are secured by (x) substantially all assets of the Company and the subsidiary guarantors, and (y) upon the occurrence of certain regulatory events or if the domestic cash and cash equivalents of the Company and the subsidiary guarantors are less than a minimum of $156,250,000, cash collateral in the aggregate amount of the loan commitments then in effect. The Credit Agreement and the ancillary documents executed in connection therewith contain customary affirmative, negative and financial maintenance covenants, including a requirement for the borrowers to maintain cash and cash equivalents in domestic accounts of at least $156,250,000 at all times. The Credit Agreement also contains customary representations and warranties, events of default, and rights and remedies upon the occurrence of any event of default thereunder, including rights to accelerate the loans, terminate the commitments and realize upon the collateral securing the obligations under the Credit Agreement.

There is no material relationship between the Company or any of its subsidiaries or affiliates and Wintrust, other than in respect of the Credit Agreement and certain banking relationships, all of which have been entered into in the ordinary course of business.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Credit Agreement which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On September 8, 2021, the Company terminated without penalty the Prior Credit Agreement. The information set forth in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)Exhibits

The exhibit to this Current Report on Form 8-K is listed in the “Exhibit Index” which is contained herein and incorporated herein by reference.

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Credit Agreement dated as of September 8, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERDOCEO EDUCATION CORPORATION

By:	/s/ Ashish R. Ghia
Ashish R. Ghia
Senior Vice President and Chief Financial
Officer

Dated:	September 13, 2021

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